Exhibit 99.1
Nextpower Announces Agreement to Acquire Zimmermann PV-Steel Group,
Strengthening Solar Product Portfolio and Market Footprint

•Extends addressable market with four new product lines, expanding reach across 15 additional countries, and access to large, legacy customer base
•Strong, established go-to-market channels expected to facilitate incremental demand for Nextpower product portfolio including trackers, eBOS, PCS, and BESS
•Business expected to contribute approximately €300 million in revenue and €45 million of adjusted EBITDA on an annual run-rate basis following transaction close, and is expected to be accretive

INTERSOLAR EUROPE 2026, MUNICH, Germany, June 22, 2026 — Nextpower™ (Nasdaq: NXT), a leading provider of solar and power technology solutions, today announced it has entered into a definitive agreement to acquire Zimmermann PV-Steel Group, a Germany-based solar technology provider with more than 20 gigawatts (GW) deployed and deep market presence in Germany, one of Europe’s largest solar markets.
Zimmermann was founded in 1950 and expanded into the solar industry in 2009, delivering more than 2,500 solar projects across 58 countries. By broadening its product portfolio and deepening its regional presence, this acquisition will accelerate Nextpower’s ability to deliver world-class support and comprehensive solutions to solar developers and EPC customers across Europe. The total consideration for the transaction is comprised of cash and stock of up to €330 million, or approximately $378 million based on exchange rates as of June 20, 2026, and is subject to customary closing conditions including required regulatory review. The transaction is expected to close in the second half of Nextpower’s fiscal 2027.
“This transaction represents the next chapter for Nextpower internationally,” said Dan Shugar, founder and CEO of Nextpower. “With Zimmermann, we will significantly expand our product platform and add complementary market presence and supply chain capability in Europe and beyond. Zimmermann’s structural solutions, including fixed tilt, carports, high-density trackers, innovative agriPV solutions, and floating PV will expand our European portfolio to support a broader range of land-use, permitting requirements, and regional use cases. We see a clear opportunity to combine Zimmermann’s strong product engineering and execution capabilities with Nextpower’s bankability and complete product platform to better meet the needs of customers in Europe and accelerate profitable international growth.”
“Zimmermann has built its business by staying customer-focused and delivering high-quality engineered solutions for specific project needs,” said Robert Zimmermann, owner and CEO, Zimmermann. “In Nextpower, we see a partner with highly complementary technologies, geographic footprint, and customer focus. They bring scale and complementary solutions and capabilities that will help us serve our customers more broadly while preserving the local relationships and engineering focus that have defined our business. We see this as an exciting next chapter for our company and employees, as well as for our customers, suppliers, and partners across Europe.”
Fixed tilt represents approximately 50 percent of Europe's utility PV market today according to S&P Global, especially in markets such as Germany, France, and Poland. This transaction, together with Nextpower’s recent international launch of NX Gemini™ (https://nextpower.com/post/press-release/nextpower-expands-solar-tracker-portfolio-in-europe?locale=en-US), a two-in-portrait (2P) tracker, is expected to more than double Nextpower’s addressable GW opportunity in Europe.

Exhibit 99.1

Following the transaction close, the company is expected to operate as “Zimmermann PV, a Nextpower Company,” preserving continuity for customers, employees, and regional market relationships while enabling the business to scale through Nextpower’s global footprint.
To learn more about this announcement, see Nextpower’s investor presentation (https://s21.q4cdn.com/263848619/files/doc_presentations/2026/Jun/Nextpower-Signs-Agreement-to-Acquire-Zimmermann-PV-Steel-Group.pdf) or visit the Nextpower stand 580 (Hall A5) at The Smarter E Europe and Intersolar Europe tradeshow being held in Munich from June 23-25.
Adjusted EBITDA excludes interest expense, adjustment for taxes, depreciation, stock-based compensation, net intangible amortization, and acquisition-related costs. A quantitative reconciliation of adjusted EBITDA to the most comparable GAAP measure, net income, is not available without unreasonable efforts.
About Nextpower
Nextpower™ (Nasdaq: NXT) designs, engineers, and delivers an advanced energy technology platform for solar power plants, innovating across structural, electrical, and digital domains. Its integrated solutions streamline project execution, increase energy yield and long-term reliability, and enhance customer ROI. Building on over a decade of technology and market leadership, Nextpower partners with leading energy companies worldwide to meet rapidly expanding global electricity demand. Learn more at www.nextpower.com.
About Zimmermann
Zimmermann PV-Steel Group is a Germany-based PV technology company headquartered in Oberessendorf/Eberhardzell in southern Germany. Founded in 1950 and active in PV substructures since 2009, Zimmermann PV-Steel Group develops, plans, and supplies precision-engineered solar substructures for projects across Europe and other markets. Learn more at www.pv-steel-group.com. Peryton Advisory acted as the financial advisor in connection with this transaction.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements relating to the acquisition of Zimmermann PV-Steel Group by Nextpower, our ability to close the acquisition and the timing for the closing, our expectation of the run-rate revenue and adjusted EBITDA that the Zimmermann acquisition would contribute after closing and any other potential future financial benefits and contributions of the Zimmermann acquisition to Nextpower, the addressable market and expansion opportunities of the acquisition, the ability for Nextpower to deliver additional support and solutions in Europe as a result of the transaction and the benefits of the transaction and the future opportunities for the combined company, including the benefits Nextpower’s customers may realize as a result of integrating Zimmermann’s business into Nextpower. These forward-looking statements are only predictions, are based on various assumptions and on the current expectations of Nextpower’s management and may differ materially from actual results due to a variety of factors including but not limited to: our strategies, mission, plans, objectives and goals; the ability of Nextpower to successfully integrate Zimmermann’s operations, products and employees and our ability to achieve the synergies that we expect; unexpected costs, charges or expenses resulting from the

Exhibit 99.1
transaction; receipt of regulatory approvals in a timely manner or at all; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; the market demand for our products, solutions and services and our ability to deliver them to customers; the retention of key employees, customers or suppliers; projections regarding the U.S., European and global demand for electricity and solar power; our competitiveness and global market share; macro-economic trends; growth opportunities and plans for future operations; and legislative, regulatory and economic developments, including changing business conditions in our industry or markets overall and the economy in general. Other risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements are also described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Nextpower’s most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other documents that Nextpower has filed or will file with the Securities and Exchange Commission. There may be additional risks that Nextpower is not aware of or that Nextpower currently believes are immaterial that could also cause actual results to differ from the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Nextpower assumes no obligation to update these forward-looking statements.

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